Exhibit 99.1

Amarin Reports Second Quarter 2012 Financial Results

and Provides Update on Operations

- Conference Call Set for 4:30 p.m. EDT Today -

BEDMINSTER, N.J., and DUBLIN, Ireland, August 8, 2012 — Amarin Corporation plc (Nasdaq: AMRN), a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health, today announced financial results for the quarter ended June 30, 2012 and provided an update on company operations.

Amarin noted the following highlights of progress made since the quarter ended March 31, 2012:

•	FDA approval of VascepaTM (icosapent ethyl) capsules as an adjunct to diet to reduce triglyceride (TG) levels in adult patients with severe (TG>500 mg/dL) hypertriglyceridemia

•	Seven patent applications either issued, allowed or in advanced stages of prosecution with the United States Patent and Trademark Office, in addition to 25 other U.S. patent applications pending

•	Receipt of an Intention to Grant letter for our MARINE method of use patent in Europe

•	Vascepa ANCHOR Phase 3 clinical trial data published in The American Journal of Cardiology

•	Vascepa Phase 3 clinical data presented at the National Lipid Association and American Diabetes Association scientific sessions

•	Cash balance of $250.3 million at June 30, 2012

“Our recent progress has been broad and highlighted by our first U.S. marketing approval of Vascepa and continued progress toward protecting the commercial potential of Vascepa with additional patent protection,” stated Joseph Zakrzewski, Amarin’s Chairman and Chief Executive Officer. “We are now focused on our post-approval strategy for Vascepa. We are very pleased with the label for our initial approval and we continue to believe that Vascepa has the potential to redefine lipid management.”

Operational update

Vascepa regulatory update

On July 26, 2012, the U.S. Food and Drug Administration (FDA) approved Vascepa (icosapent ethyl) capsules (formerly known as AMR101) as an adjunct to diet to reduce triglyceride (TG) levels in adult patients with severe (TG >500mg/dL) hypertriglyceridemia. The most commonly reported adverse reaction in Vascepa treated patients was arthralgia.

Consistent with prior guidance, Amarin plans to file a supplemental NDA (sNDA) for the use of Vascepa in the patient population studied in Amarin’s ANCHOR Phase 3 trial. Prior to filing this sNDA, the FDA requires that Amarin’s cardiovascular outcomes study, REDUCE-IT, be substantially underway. As previously stated, Amarin anticipates this planned sNDA submission to result in a Prescription Drug User Fee Act (PDUFA) action date for the ANCHOR sNDA in the second half of 2013.

Vascepa exclusivity update

A top priority for Amarin in the second quarter of 2012 was, and continues to be, the ongoing prosecution of the company’s patent application portfolio. Amarin has made significant progress in its efforts to expand the patent protection for Vascepa in the United States with seven patents “in play,” including issued U.S. Patent No. 8,188,146 (a pharmaceutical composition patent), a Notice of Allowance for U.S. Patent Application Serial Number 12/769,885 and published Reasons for Allowance on five other pending U.S. patent applications targeted at methods of using Vascepa to treat patients in the MARINE patient population. Amarin is also prosecuting over 25 additional patent applications in the United States and multiple patent applications outside the United States, including the application for Amarin’s MARINE method of use patent in Europe for which Amarin recently announced receipt of an Intention to Grant letter. Amarin is also expecting to receive five-year new chemical entity (NCE) or three-year new product marketing exclusivity under the provisions of the Hatch-Waxman amendments to the Federal Food, Drug, and Cosmetic Act.

Amarin’s goal is to protect the commercial potential of Vascepa to beyond 2030 through patent protection, regulatory exclusivity, trade secrets and taking advantage of manufacturing barriers to entry.

Commercialization update

Amarin continues to anticipate commercial launch of Vascepa early in the first quarter of 2013 and continues to consider three potential paths for the marketing and sale of Vascepa: An acquisition of Amarin, a strategic collaboration, or self-commercialization, the latter of which could include third-party support. Regardless of whether Amarin launches Vascepa on its own or through a larger company, over the coming months Amarin plans to take various steps to build market awareness and otherwise prepare in advance of commercial launch which include, but are not limited to, finalizing the introduction of Vascepa to managed care plans to gain formulary access, building-up inventory levels and coordinating other pre-launch marketing activities.

Anticipated presentations

As part of Amarin’s program for communicating further details of its clinical results to the scientific community, Amarin expects to present ANCHOR data related to the diabetic subgroup at the European Society of Cardiology on August 26th in Munich, Germany.

Financial update

Amarin reported cash and cash equivalents of $250.3 million at June 30, 2012, the end of its second quarter, representing an increase of approximately $4.5 million from the company’s cash balance at the end of its first quarter primarily due to the exercise of warrants and stock options during the three months ended June 30, 2012. During the three months ended June 30, 2012, cash outflows were approximately $18.6 million. Included in these cash outflows were payments to clinical research organizations in connection with Amarin’s Vascepa clinical trial activities as well as various costs associated with commercial readiness and expanded patent prosecution. Amarin’s cash outflows during this period were partially offset by $20.8 million in net proceeds from the exercise of warrants and stock options.

Under U.S. Generally Accepted Accounting Principles (GAAP), Amarin reported a net loss for the three months ended June 30, 2012 of $53.9 million, or basic and diluted loss per share of $0.38, including $4.8 million in share-based compensation expense, $1.9 million in warrant compensation expense, and a $18.9 million loss on the change in the fair value of non-cash financial derivative. For the same period in 2011, GAAP net loss was $202.1 million, or basic and diluted loss per share of $1.58, including $1.8 million in share-based compensation expense, $5.0 million in warrant compensation expense, and $185.4 million loss on the change in the fair value of non-cash financial derivative.

Excluding non-cash losses for share-based, warrant-based compensation and change in value of derivative, non-GAAP adjusted net loss was $28.3 million for the second quarter of 2012 (basic and diluted loss per share of $0.20) compared to a non-GAAP adjusted net loss of $9.9 million (basic and diluted loss per share of $0.08) for the same period in the prior year.

Conference call and webcast information

Amarin will host a conference call at 4:30 p.m. EDT today, August 8, 2012. To participate in the call, please dial (877) 407-8033 within the United States or (201) 689-8033 from outside the United States. A replay of the call will be made available for a period of two weeks following the conference call. To hear a replay of the call, dial (877) 660-6853 (inside the U.S.) or (201) 612-7415 (outside the U.S.). A replay of the call will also be available through Amarin’s website shortly after the call. For both dial-in numbers please use account number 286 and conference ID 398418. The conference call can also be heard live through the investor relations section of Amarin’s website at www.amarincorp.com.

Use of non-GAAP adjusted financial information

Included in this press release and the conference call referenced above are non-GAAP adjusted financial information as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net loss was derived by taking GAAP net loss and adjusting it with non-cash gains or losses for share-based, warrant-based compensation, and change in value of derivative. Amarin’s management believes that these non-GAAP adjusted measures provide investors with a better understanding of the company’s historical results from its core business operations by excluding them.

While management believes that this non-GAAP adjusted financial measure provides useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in lipid science and the potential therapeutic benefits of polyunsaturated fatty acids. VascepaTM (icosapent ethyl), Amarin’s first FDA approved product, is a patented, ultra pure omega-3 fatty acid comprising not less than 96% EPA. For more information about Vascepa visit www.vascepa.com. For more information about Amarin visit www.amarincorp.com.

Forward-looking statements

This press release contains forward-looking statements, including statements about the timing of a commercial launch of Vascepa, preparations for commercial launch, including among other things plans to purchase commercial supply, the potential additional indications for which FDA marketing approval of Vascepa may be sought and the timing of regulatory filings and decisions, the potential for an acquisition of Amarin or a strategic collaboration with a third party for the commercialization of Vascepa, the timing and outcome of FDA’s review determination of whether Vascepa should be granted new chemical entity or new product marketing exclusivity, the status of patent applications currently under review by the United States Patent and Trademark Office, the coverage and expected expiration dates of those patent applications and issued patents and the ability of Amarin to protect the commercial potential of Vascepa. In particular there can be no assurance that Vascepa will be awarded five-year new chemical entity or three-year new product marketing exclusivity and the FDA may take longer than expected to reach any such determination. Amarin’s patent portfolio directed to the formulation and uses of Vascepa is still evolving and some patent applications may not issue prior to commercial launch, if ever. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include the following: uncertainties associated generally with the commercial success of new pharmaceutical products, such as Vascepa; Amarin’s ability to negotiate and execute a successful acquisition of Amarin or a strategic collaboration with a third party for the commercialization of Vascepa; Amarin’s lack of experience with commercializing pharmaceutical products; risks associated with preparations associated with a commercial launch; the risk that FDA may not grant new chemical entity or new product marketing exclusivity to Vascepa; the risk that FDA may not reach a determination with respect to these matters on the timetable that we expect; the risk that patent applications may not result in issued patents, and that issued patents may not prevent competitors from competing with Vascepa; the risk that competitors may challenge the validity, enforceability or both the validity and enforceability of our patents or seek to design products around our issued patent claims and gain marketing approval for generic versions of Vascepa or branded competitive products based on new clinical studies; and the risk that trade secrets may not be maintained and that circumstances that create manufacturing barriers to entry may not last. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in the “Risk Factors” section of Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise except as required by law.

Amarin’s product candidates are in various stages of development and are not available for sale or use outside of approved clinical trials, except as it relates to the FDA approval announced herein. This press release is intended for communication with investors. Nothing in this press release should be construed as marketing the use of such product candidates.

Investor contact information:

Stephen D. Schultz

Senior Director, Investor Relations and Corporate Communications

Amarin Corporation

In U.S.: +1 (860) 572-4979 x292

investor.relations@amarincorp.com

Lee M. Stern

The Trout Group

In U.S.: +1 (646) 378-2922

lstern@troutgroup.com

Media contact information:

David Schull or Martina Schwarzkopf, Ph.D.

Russo Partners

In U.S.: +1 (212) 845-4271 or +1 (212) 845-4292 (office)

+1 (347) 591-8785 (mobile)

david.schull@russopartnersllc.com

martina.schwarzkopf@russopartnersllc.com

CONSOLIDATED BALANCE SHEET DATA

(U.S. GAAP)

	June 30, 2012	December 31, 2011
	(in thousands)
ASSETS
Current Assets
Cash and cash equivalents	$250,255	$116,602
Deferred tax asset	533	533
Other current assets	6,433	1,837

Total Current Assets	$257,221	$118,972

Property, plant and equipment, net	621	432
Deferred tax asset	10,851	4,734
Other long term assets	2,482	2,241

Total Assets	$271,175	$126,379

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$8,429	$4,419
Accrued expenses and other liabilities	9,070	4,033

Total current liabilities	$17,499	$8,452

Long-Term Liabilities
Warrant derivative liability	120,214	123,125
Long term debt	127,438	—
Other long-term liabilities	704	764

Total liabilities	$265,855	$132,341

Stockholders’ Deficit
Common Stock	122,844	113,321
Additional paid-in capital	593,341	449,393
Treasury Stock	(217)	(217)
Accumulated deficit	(710,648)	(568,459)

Total stockholders’ deficit	$5,320	$(5,962)

Total Liabilities and Stockholders’ Deficit	$271,175	$126,379

CONSOLIDATED STATEMENTS OF OPERATIONS DATA

(U.S. GAAP)

Unaudited

	Three Months Ended June 30 (in thousands, except share and per share amounts)		Six Months Ended June 30 (in thousands, except share and per share amounts)
	2012	2011	2012	2011
Revenues	$—	$—	$—	$—
OPERATING EXPENSES:
Research and development(1)	14,066	5,189	18,822	9,638
Marketing, general and administrative(1)	13,635	10,025	27,662	12,751

Total operating expenses	27,701	15,214	46,484	22,389

Operating loss	27,701	15,214	46,484	22,389
Loss on change in fair value of derivative liability(2)	18,930	185,359	85,139	160,017
Interest (income) expense, net	4,317	(94)	8,268	(95)
Other (income) expense, net	52	(11)	(16)	(88)

Loss from operations before taxes	51,000	200,468	139,875	182,223
Provision for income taxes	2,904	1,635	2,314	1,586

Net and comprehensive loss	$53,904	$202,103	$142,189	$183,809

Loss per share:
Basic and diluted	$0.38	$1.58	$1.03	$1.46
Weighted average shares:
Basic and diluted	140,550	128,360	138,280	125,907

(1)	A substantial portion of the Amarin’s marketing, general and administrative costs represents non-cash warrant based compensation to former officers. Excluding non-cash stock and warrant based compensation, research and development expenses were $12,924 and $4,959 for the three months ending June 30, 2012 and 2011, respectively and marketing, general and administrative expenses were $8,085 and $3,400, respectively, for the same periods.
(2)	Non-cash charges result from changes in the fair value of the warrant derivative liability. This liability is revalued at each reporting period and, upon exercise of warrants, is reclassified at fair value from liability to stockholders’ equity. These warrants are valued using the Black-Scholes option pricing model, they are classified for accounting purposes as financial derivatives because, under certain circumstances, the exercise price of the warrants could increase.

The following is a reconciliation of the non-GAAP financial measures used by Amarin to describe its financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included under the heading “Use of Non-GAAP Adjusted Financial Information” above.

RECONCILIATION OF NON-GAAP LIABILITIES

Unaudited

	June 30, 2012	December 31, 2011
	(in thousands)
Current Liabilities:
Accounts payable	$8,429	$4,419
Accrued expenses and other liabilities	9,070	4,033

Total current liabilities	$17,499	$8,452

Long-Term Liabilities
Warrant derivative liability	120,214	123,125
Long term debt	127,438	—
Other long-term liabilities	704	764

Total liabilities – GAAP	$265,855	$132,341
Warrant derivative liability	(120,214)	(123,125)

Total liabilities – non GAAP	$145,641	$9,216

	Three Months Ended June 30 (in thousands, except share and per share amounts)		Six Months Ended June 30 (in thousands, except share and per share amounts)
	2012	2011	2012	2011
Net loss for EPS[1] – GAAP	$53,904	$202,103	$142,189	$183,809
Share based compensation expense	(4,834)	(1,820)	(8,708)	(3,360)
Warrant compensation expense	(1,858)	(5,035)	(4,232)	(4,356)
Loss on change in fair value of derivative	(18,930)	(185,359)	(85,139)	(160,017)

Adjusted net loss for EPS[1] – non GAAP	28,282	9,889	44,110	16,076
[1] basic and diluted
Loss per share:
Basic and diluted – non GAAP	$0.20	$0.08	$0.32	$0.13

Weighted average shares:
Basic and diluted	140,550	128,360	138,280	125,907